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                          EXHIBIT INDEX



EXHIBIT NO.    DESCRIPTION                     PAGE
-----------    -----------                     ----

B              Form of Subordinated Note       Filed herewith

F              Opinion of Counsel              To be filed by
                                               amendment

G-1            Financial Data Schedule         To be filed by
               for NEERI                       amendment

G-2            Financial Data Schedule         To be filed by
               for NEES (Parent Company Only)  amendment

G-3            Financial Data Schedule         To be filed by
               for NEES (Consolidated)         amendment

H              Proposed Form of Notice         Filed herewith


                   FINANCIAL STATEMENT INDEX


FINANCIAL
STATEMENT
NO.            DESCRIPTION                     PAGE
---------      -----------                     ----

1-A            Balance Sheet of NEES at        To be filed by
               December 31, 1995, Actual       amendment
               and Pro Forma (Parent Company Only)

1-B            Statement of Income and Retained     To be filed by
               Earnings for NEES for twelve months amendment ended December 31, 1995, Actual and Pro Forma (Parent Company Only)

2-A            Consolidated Balance Sheet of NEES   To be filed by
               at December 31, 1995, Actual    amendment
               and Pro Forma

2-B            Statement of Consolidated Income     To be filed by
               for NEES for twelve months      amendment
               ended December 31, 1995,
               Actual and Pro Forma

3-A            Balance Sheet of NEERI at       To be filed by
               December 31, 1995, Actual and   amendment
               Pro Forma

3-B Statement of Loss and Retained To be filed by Deficit for NEERI for twelve months amendment ended December 31, 1995, Actual and
               Pro Forma